Form C

Cover Page

Name of issuer:

Pro Material Solutions Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: IL

Date of organization: 3/28/2016

Physical address of issuer:

1510 Hollywood Ave
Glenview IL 60025

Website of issuer:

http://www.ProMatSolutions.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

65,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $65,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$65,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

1/27/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$27,571.85	$0.00
Cash & Cash Equivalents:	$27,571.85	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$5,031.84	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($132,428.15)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Pro Material Solutions Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mike Leahy	Corporate M&A Executive	Oracle	2016
John Creswell	Managing Director	Duff & Phelps	2016
Earl Furfine	Board Member	5AM Solutions	2016
Glenn Gottfried	CEO Mentor, Investor	Self	2016
Jerry Freeman	President	Pro Material Solutions	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Glenn Gottfried	Secretary	2016
Glenn Gottfried	Treasurer	2016
Jerry Freeman	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Earl Furfine	2,600,000 Common	28.3
Glenn Gottfried	2,600,000 Common	28.3
John Creswell	2,600,000 Common	28.3

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

An inability to raise additional capital sufficient to approach investors and close future funding that would enable ProMat to build, deploy, and market the enterprise version of the software platform may result in an inability to continue operations and cause ProMat to shut down.

ProMat is highly dependent on one individual, Jerry Freeman, due to his industry knowledge, network and experience in the Software as a Service ("SAAS") industry.

ProMat has a perpetual non-exclusive license to patent US-2015-0348161-A1 and the patent holder may license the patent to a third party who may develop a similar platform or the patent holder may build a similar system themselves, creating a competitive service.

Because ProMat is merely an intermediary between ProMat's customers and certain manufacturers , ProMat does not control and cannot guarantee that each manufacturer will deliver the submittal samples or, if a manufacturer does send the submittal samples, that it will do so in a timely manner.

New manufacturers may refuse to be added to ProMat's product database , and manufacturers already in ProMat's database may request to have their products removed, limiting ProMat's value to potential customers.

ProMat's success is dependent on the strength of commercial construction, and a significant downturn in the economy could lead to a slowing or halting of commercial construction, thus limiting demand for ProMat's service

Subscribers may have difficulty evaluating ProMat's business because of its limited history , and as of the date hereof, ProMat has delivered few products or product related services to customers. For this reason, Subscribers are encouraged to review ProMat's books, records, contracts, operations and to have discussions with employees, suppliers and customers, and to engage a professional advisor to evaluate ProMat.

ProMat is not currently profitable and there is a high risk that it may not reach profitability.

ProMat may require significant expenses to develop its SAAS platform and deliver its services that are beyond what is currently budgeted.

ProMat has a limited history in operating its business on which customers and potential customers can evaluate ProMat and its products and services. If customers do not adopt ProMat's products and services due to ProMat's limited operating history or for any other reason, ProMat's profits will likely be significantly and negatively affected. ProMat's business prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context and the SAAS industry as a whole.

If ProMat does not generate sales in a timely manner, ProMat may run out of cash to continue funding operations.

ProMat has hired staff, incurred recurring expenses, and plans to increase staffing and other infrastructure that will increase expense levels in anticipation of rapid growth of its SAAS platform. In the event that revenues do not occur in a timely manner, ProMat will likely need to dramatically reduce staff and other expenses, but may still run out of funds to continue operations.

Although ProMat's core offerings are commercially available to ProMat's existing customers, there is no validation by the marketplace to indicate that ProMat's products and services will be purchased by other customers. If ProMat's target customers choose to purchase competitive offerings in place of ProMat's products and services, ProMat will likely not be financially viable, it may be more difficult for ProMat to be profitable, or ProMat's business would likely be substantially harmed.

It is believed by ProMat that purchasing ProMat's services by additional customers is also highly dependent on perceptions of risk, financial viability of ProMat, ability to provide related services and support, and other factors including brand perception and references. If ProMat is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

ProMat's results may fluctuate significantly.

ProMat's revenue projections are based in part on rapid adoption occurring during the time periods detailed in ProMat's projections. Among other things, the fluctuation in adoption rates will likely have a significant impact on ProMat's operations and financial results.

ProMat's employees may leave ProMat at any time. ProMat believes that its success is significantly dependent upon the continued participation and collective skills of the executive officers and key company employees. In addition, certain knowledge
and skills possessed by executive officers and key company employees may not be
able to be replaced quickly or at all. If several key employees do not remain with ProMat, ProMat's business would likely be significantly harmed.

ProMat plans significant expenses for product development.

The SAAS market is characterized by rapidly evolving industry standards. ProMat plans to incur significant development expenses intended to adapt and expand to this evolving industry and achieve competitive advantage.

If ProMat does not generate sufficient profit, the business could be harmed.

If it is necessary to raise additional funds to pay for further development through the issuance of equity securities, the current stockholders could be diluted and may be subordinate to the rights and preferences of new equity securities.

ProMat has uncertain ability to meet future cash needs.

It is likely that ProMat will need additional capital in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such capital is unavailable, it could have a serious adverse effect on ProMat's ability to continue business operations.

There is no established or proven market for ProMat's products and services.

ProMat may expand the scope of its product offering in the future. Expanding
ProMat's product offering will likely require significant additional investment and may detract from the capital available to support current product offerings. If ProMat's expanded product offerings do not generate sufficient revenues to cover the related expenditures, its business, results of operations and financial condition would likely be harmed.

ProMat's business plan is highly speculative and may be affected by many factors,
and thus ProMat's performance is not easily predictable.

The "software as a service " industry is affected by many factors outside the control of ProMat's management, including but not limited to competition from larger companies, market demand, and development costs, all of which have a significant impact on the ability to stay competitive in the industry. Given these and other market factors, ProMat cannot predict with certainty its short and long term performance and profitability. In addition, even if ProMat achieves profitability, given these many factors, ProMat may not be able to maintain profitability in the future.

The offering price of the shares is arbitrary.

The price of the Shares has been determined arbitrarily by ProMat and bears no relationship to ProMat's assets, book value, potential earnings or any other recognized criteria of value.

ProMat has a lack of dividend payments and has no plans to pay any dividends in the foreseeable future.

If future operations or acquisitions of complementary businesses are financed through the issuance of equity securities, stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and
preferences of ProMat's common stock and Series A Preferred Stock. ProMat has
established an incentive stock award plan for management and

employees.
Pursuant to the incentive stock award plan, ProMat expects to grant options to purchase shares of ProMat's common stock to ProMat's directors, employees and consultants and ProMat will likely grant additional options in the future. The issuance of shares of ProMat's common stock upon the exercise of these options may result in dilution to ProMat's stockholders.

ProMat's management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways in which you do not agree. The failure of ProMat's management to apply these funds effectively could materially harm ProMat's business. The description of the proposed use of the net proceeds of this Offering represents management's best estimate of the expected use of funds to finance ProMat's activities in accordance with management's current objectives and overall market conditions.

ProMat runs the risk of potential litigation, which would likely be costly enough to cause ProMat to cease operations.

ProMat runs the risk of potential litigation, which would likely be costly enough to cause ProMat to cease operations.

ProMat's business model is based in part on that of PaletteApp, which was sued for adding a manufacturer's image to its customer interface. PaletteApp's position was that the use of these images did not violate any intellectual property rights of the manufacturer and thus refused to remove them. Ultimately the cost of litigation was burdensome and PaletteApp could not continue defending itself and the business. To avoid the unecessasry costs of litigation, ProMat's strategy will be to simply remove product images upon request by any manufacturer.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$65,000**

Use of Proceeds: Continue operations as ProMat attempts to grow its customer base and execute on ProMat's major fund raising round. Major expenses include salaries, web hosting, professional fees, and marketing.

If we raise: **$100,000**

Use of Proceeds: Continue operations as ProMat attempts to grow its customer base and execute on ProMat's major fund raising round. The additional funds will further extend the time available to raise ProMat's major fundraising round.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email

updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$8 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$8 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Yes	No
Common Stock	35,000,000	9,190,000	Yes	No
Debt Securities	$150,000	$100,000	No	No
Other				
			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	3,981,677
Options:	3,939,000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

NO

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$8 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$8 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Owed: $100,000
Convertible Notes to various investors, none of which own more than 20% of ProMat
Interest Rate: 5% simple interest, 365 day year
Maturity: May 1, 2017
Special terms: Conversion on an Equity Financing of no less than $400,000 intoshares at the lesser of 1) $.1904 per share or 2) 80% of the share price ofshares issued in the Equity Financing

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	Section 4(a)(2)	Priced Round	$60,000	General operations
7/2016	Section 4(a)(2)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

BACKGROUND

Pro Material Solutions Inc. ("ProMat") builds on and expands the intellectual property that was developed by ProMat founder Jerry Freeman at PaletteApp Inc. starting in 2011.

Software development delays and product/market fit challenges put PaletteApp in a financially non-viable situation. In early 2015 PaletteApp was sued by Momentum Textiles for copyright infringement related to textile images which PaletteApp refused to remove. This use of textile images that were the subject of the aforementioned suit is not part of the ProMat business model. While the lawsuit may have ended in a win for PaletteApp, PaletteApp could not sustain the financial costs of litigation. PaletteApp shut its doors and sold all of its assets.

Some of the key investors and board members of PaletteApp evaluated the submittal package business opportunity and felt it had sufficient merit to form ProMat and invest in the company. ProMat licensed the IP from PaletteApp on a non-exclusive basis, including a gross revenue royalty agreement. The new company, Pro Material Solutions was formed to focus exclusively on the opportunity of automating the submittal process. Jerry was asked to join the new company as a co-founder and co-owner in the new entity. Jerry manages the day to day operations, including sales, marketing and the direction of the software development.

Pro Material Solutions is a cloud platform service addressing the commercial construction industry. There are 2.2MM commercial projects per year (based on McGraw Hill and IIDA study). Of those 2.2MM projects, ProMat is still validating what percentage would be viable for our automated submittal and closeout process. Based on market feedback to date, we believe that the average submittal package fee will be $30/project. Of the 2.2MM projects per year there are an estimated 16 subcontractors per project. If 40% of all projects can use our automated submittal and closeout platform, then the TAM (total addressable market) is $400+MM. ProMat's research indicates its solution reduces the amount of time it takes to gather the submittal documents and samples required from an average of 3-6hrs per project to the time it takes to send the list of products used into an email, saving stakeholders including architects, subcontractors, and contractor's material time and effort.

ProMat has developed a "beta" version of its SAAS platform that is generating revenue with several repeat customers who are paying ProMat's per project submittal fee. ProMat is raising capital to fund ongoing operations for a period of time sufficient to plan and execute an additional capital raise sufficient to fund development of the enterprise version of the ProMat Platform.

ProMat is generating revenue with repeat customers using ProMat's beta platform, paying ProMat's per project submittal fee. The company is raising money to continue funding ProMat's operations, increase sales, and allow the company to raise an institutional round of capital to build the enterprise version of the ProMat Platform and to meet working capital needs.

PROCESS OVERVIEW

Commercial construction projects require general contractors, and their sub-contractors, to submit product documentation and in most cases physical samples for every aspect of the project. This part of the process takes place once the contractor is awarded the project but before any materials are purchased. These manual processes take a lot of time with limited quality controls or standards.

Currently, subcontractors gather all pertinent information (product specifications, images, samples, etc.) from multiple manufacturers by calling customer service, sales personnel or going from website to website searching for the data and documents. Each manufacturer's website is different and stores the data in different locations making this an arduous task for the subcontractor. ProMat believes this administrative work burdens them with activities that do not align with their skill sets and take time away from work that generates revenue.

Once product lists are entered into ProMat's system, the platform automatically aggregates the necessary paperwork (specification sheets, installation instructions, maintenance information, warranties, LEED documents and MSDS sheets) required for these projects. Drawing from ProMat's existing and expanding database of product documentation, the system generates the submittal package by populating them with those documents in seconds and formats the finished, comprehensive, package to industry standards. All necessary samples can also be ordered from the platform in seconds.

MARKET ADOPTION

Adoption of cloud software within the engineering and construction industry is increasing substantially. While cloud software exists to enable other areas of the construction process, the other companies manage documents, purchase orders, inventory, product estimating, proposals. Commercial construction has far more management steps than residential and is far more technical. A large amount of documents go back and forth and get stored to ensure that the right products are being used and if there is ever a product failure the necessary documents are there for the attorneys to review for litigation, ProMat believes that no other company has automated the submittal process nor have they designed and built a database of product information and imagery like ProMat.

Engineering and construction remains a growing market with the cloud software industry with significant focus on companies that address certain industry pain points. Successful companies are highly valued as evidenced by Oracle's recent acquisition of Textura for $663MM.

http://www.wsj.com/articles/oracle-to-buy-textura-for-663-million-1461850939

In the past three months, ProMat has had 27 customers using our platform creating 115 submittal, closeout and LEED packages.

ProMat's current customers are providing feedback on a regular basis, which supports ProMat's product roadmap, which ProMat believes will likely allow the company to continue leading the industry in addressing the market.

ProMat's target prospects include*:
Commercial Subcontracting firms - 600,000+
Commercial General Contracting firms - 61,286
Commercial Architectural Firms - 87,000
*Bureau of Labor Statistics for the US market only

Of these groupings of prospects, ProMat targets the largest companies that can generate the most potential revenue.

COMPETITION AND INTELLECTUAL PROPERTY

ProMat's principal competitor is the current manual method of gathering the necessary documentation for each product used on a project and processing it manually through each subcontractor, contractor and architect for approval.

The key component that ProMat believes means a lot in the company's industry revolves around the products used to build out commercial projects and you cannot automate this process without a massive database of products and the necessary documents. It took PaletteApp, who ProMat licensed the IP from, three years to develop the software to build and manage such a database, along with the workflow system.

ProMat believes it is the only active, automated platform for performing the tasks outlined above. The company thinks it has a significant lead-time in database loading, workflow software development and relationships established in the industry. ProMat has a non-exclusive license to the IP, including patented No. 9,229,621. The patent covers the ability to create a visual palette and from that palette, order all the samples at one time, download all of the specs at one time and create a multitude of binder types very quickly.

ProMat has continued to develop the software, expand the database and sign new clients since signing the license in early 2016.

ORGANIZATION

Jerry Freeman, President, is the only full time staff member of Pro Material Solutions. ProMat plans to hire support staff and ProMat has a CTO and Sr. Developer ready to join the team when ProMat and their positions are fully funded. Both currently work for ProMat a few hours per week as needed. The development, sales and customer service teams will likely be brought on board as funding allows.

ProMat is managed by a board who works with Mr. Freeman on the overall strategic direction of the company.

During this transition phase, the board will be highly active in defining the company strategy and product direction. Board members have significant experience in scaling, operating and growing software, data and service businesses. The board includes:

Glenn Gottfried - Chairman of the Board/investor
Jerry Freeman – Board member
Earl Furfine - Board member/investor
John Creswell - Board member/investor
Mike Leahy – Board member

Jerry has 30 years in the commercial construction business as an architect, construction manager, manufacturer's rep and manufacturer. He was part of the founding teams for LSM, Core, Invision, Constantine and PaletteApp and worked for several years with the largest architectural firm and flooring manufacturer in the world, Gensler and The Mohawk Group.

Glenn has led multiple firms through growth and exit. He is a board member and strategic advisor to multiple B2B, B2C, B2B2C, mobile and web based businesses.

Earl is a serial entrepreneur who is on his eighth tech start-up. He has built multiple enterprise companies, including 5AM Solutions, Cardinal Green and Cardinal Technologies, with four successful exits.

John Creswell is a CPA and has spent most of his career in the investment management industry and global capital markets.

Mike has held key Operations, Marketing, Sales, and Development leadership positions at software, tech-enabled services, and other companies accelerating their growth stages resulting in multiple $100MM+ exits.

ProMat's team has built companies and enterprise platforms such as:
www.attunematerials.com
www.calvertfreeman.com
www.paletteapp.com
www.5amsolutions.com
www.crdtec.com/
www.accuity.com/home/
www.visanow.com

At ProMat's current burn rate, ProMat believes it has enough cash on hand for an additional two months of operations. With the additional funds from the crowd funding campaign ProMat anticipates adding an additional two (minimum close) to eight months (fully subscribed) of operations. During this period ProMat will likely continue to maintain a low monthly burn rate and the company will likely focus ProMat's attention on closing a Venture Capital or major Angel investor round.

At the current cash burn rate and the minimum fundraise amount, we anticipate continuing operations through April 1st. At the maximum fundraise we anticipate continuing operations through June 30th. During this period ProMat will likely continue to maintain a low monthly burn rate and our major focus will be raising the additional funds to provide the needed working capital. If we are unsuccessful during this period to raise the funds the company will be unable to continue operations.

If obtained, funds from the major round will likely be used to build the enterprise software platform and scale the sales and marketing efforts and company.

If ProMat is unsuccessful in raising the major round, it is highly likely that the company will be required to shut down operations.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Jerry Freeman, certify that:

(1) the financial statements of Pro Material Solutions Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Pro Material Solutions Inc. included in this Form reflects accurately the information reported on the tax return for Pro Material Solutions Inc. filed for the fiscal year ended 2016.

Jerry Freeman
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.ProMatSolutions.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of

redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Earl Furfine
- Glenn Gottfried
- Jerry Freeman
- John Creswell
- Mike Leahy

WEFUNDER

FOLLOW US FOR UPDATES

SHARE TWEET



INVEST IN PRO MATERIAL SOLUTIONS

Streamlining Creation of 25MM+ Submittal Packages for Commercial Construction

$0

raised of $0 goal

$100 min

INVEST

Wefunder Portal LLC

Future Equity (SAFE)

$8M valuation cap

A SAFE gives you the right to future shares in Pro Material Solutions. If you invest, you're betting the company will be worth more than $8M in the future.

INVEST $25,000+ FOR PRO RATA

INVESTOR PERKS

$100+	Be kept up to date on ProMat Growth.
$500+	Receive either 1) a Cutter and Buck Clique Ice Tee with ProMat Logo, or 2) a Sleeve of ProV1 Logo balls, or 3) a Rapala Lures

See $1,000, $5,000, $10,000, & $25,000 perks

"At the beginning of a construction project, commercial subcontractors have to submit "binders" of the products used, called submittal packages. We save customers weeks of time for each construction project and hundreds of dollars for each submittal package all while producing accurate, compliant, and digital submittals accessible to anyone assigned to the project - no matter where they are located. Our database of over 300,000 products, 1.2MM documents and workflow system makes it easy for them.



Jerry Freeman
PRESIDENT, PRO MATERIAL SOLUTIONS

OUR AMBITION

ProMat will integrate an enterprise platform with all major SaaS vendors, becoming an integral part of each shared clients workflow. By adding hundreds of thousands of products monthly, our database will continue to be the construction industry's largest. Through direct sales and SaaS integrations, we will reach subcontractors so they can automate the process of creating and submitting binders to the general contractor. At our $35 per binder price, our TAM is about $896MM.

KEY FACTS

- Built software to generate submittal packages
- Paying customers
- High customer close rate
- High customer repurchase rate
- Over 300,000 products and the necessary 1.2MM documents for submittal packages
- Built software for quickly scaling the number of products in the database

DOCUMENTS

Pro_Material_Solutions_Crowd_Funding_9.1.16_V2.pdf

promatsolutions.com

CONSTRUCTION ARCHITECTURE DESIGN SAAS COMPANY SAAS PRODUCTIVITY SUBMITTALS SUBMITTAL CLOSEOUTS CLOSEOUT

THE BUZZ ABOUT PRO MATERIAL SOLUTIONS

We frequently use Pro Material Solutions and have found their services to be an efficient, professional and economical asset to our daily project management routine. We would highly recommend them for your consideration

Randy Rubenstein

Owner Rubenstein's Contract Carpet, Seattle WA.

We have been using Pro Material Solutions for several months and are very happy with their platform.

Mike Messina

President Messina Flooring

Pro Material Solutions makes the submittal process quick and easy. It is very user friendly and allows us to use our time more efficiently.

Bob Plann

President, ReSource

I have heard feedback from my team which has already used your service and they are raving about how simple sending submittal packages is now.

Tim Terakita

General Manager Bonitz, Richmond VA

ProMat helped me save a ton of time on a large Federal Sector job submittal. Their service was fast and they were very responsive to any questions and revisions that came up.

Eric Christian

Brock Contract Services

Laura and I just reviewed the submittal package and it looks awesome!!

Shelly Jones

Cornerstone Commercial Flooring



The Founder's Report by Dan Miklosz

June 6, 2016

How to save 720 million hours with Pro Material Solutions

EV WORLD
THE FUTURE IN MOTION

Pro Material Solutions - Data Storage is Key to Commercial Construction Industry - Bizcast

May 10, 2016

Jerry Freeman, President of Pro Material Solutions, talks about how his software simplifies the submittal and closeout package process in the commercial construction industry- something that was once a 3-5 hour

TUTORIALS

Used by Our Customers











MEET THE FOUNDERS



Jerry Freeman

President

With 30 years of experience in the commercial construction industry, Jerry has deep industry depth with manufacturers, architects, designers, contractors and the process needed to complete a project.



Glenn Gottfried

Chairman of the Board

High performance executive and executive team builder and business mentor, who excels in identifying and executing innovative top line growth strategies, maintaining control of bottom line results.



Earl M. Furfine

Board Member

Founder or partner in 7 tech start-ups, with a proven track record of accelerated growth and successful exits. Masters in Management from J.L. Kellogg School of Management, Northwestern University.

AND THE REST OF THE TEAM



Sergey Zuyev

Sr Developer

With over 20 years of experience in design and development of web based SaaS programs. Database design and implementation. Maintenance programming for existing projects.

in



Eugene Fine

CTO

Seasoned technology executive, an expert in agile and lean start-up methodologies, with more than 15 years of experience in all aspects of product development and management of information systems.

in

RAISED OVERALL $160,000 FROM 1+ INVESTORS

$60,000	$100,000
April 2016	July 2016
PRICED ROUND	CONVERTIBLE NOTE



John Creswell

John Creswell is a CPA and has spent most of his career in the investment management industry and global capital markets.

DETAILS

What's new about what you're making? How is it different?

ProMat is the only company automating the submittal process. Our platform automatically gathers all of the specifications, installation instructions, maintenance instructions, warranties, MSDS sheets and environmental/LEED documents required for today's manual and cumbersome submittal process. With ProMat, a complete submittal package can be generated in 5 minutes vs 2-6 hours using the old manual system. For subcontractors who don't want to do it manually, ProMat is the only option.

How big is the market?

In the United States, the market is $8.96BN. Submittal packages are also required in Canada and the EU, which will fuel ProMat's international growth.

What do you understand about your business that others don't get?

The construction industry is adopting SaaS technology very quickly, but remains behind the curve compared to other industries facing similar challenges. To address challenges facing subcontractors, we realized the product and document database to support them and our vision was critical. We were able to breakthrough once we developed software tools that allowed us to quickly scale our database. Today, ProMat has the ability to add 150,000 products and all of the associated documents each and every month.

Who are your competitors? How are you different?

Today, the only competitor facing ProMat is the manual, inefficient, and costly process currently utilized by subcontractors. ProMat automates that process, making required documents and submittals quickly available in the cloud and accessible to anyone approved as a member of the project team. The time savings delight both subcontractors and their customers while saving stakeholders money and delivering a higher-quality submittal package.

How will you make money?

ProMat already has nearly 50 paying customers - the vast majority of which are repeat customers - and we generate $30/project in revenue. With minimal overhead, our high gross margins will help fuel our growth strategy.

How do you acquire customers?

We currently get most of our customers through industry partners, email marketing, word of mouth, and cold calling. We've discovered that once we get two or three businesses in a trade group using us, we can then access all members of the trade group given our high level of success with our customers.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO PRO MATERIAL SOLUTIONS

1. An inability to raise additional capital sufficient to approach investors and close future funding that would enable ProMat to build, deploy, and market the enterprise version of the software platform may result in an inability to continue operations and cause ProMat to shut down.

2. ProMat is highly dependent on one individual, Jerry Freeman, due to his industry knowledge, network and experience in the Software as a Service ("SAAS") industry.

3. ProMat has a perpetual non-exclusive license to patent US-2015-0348161-A1 and the patent holder may license the patent to a third party who may develop a similar
platform or the patent holder may build a similar system themselves, creating a
competitive service.

4. Because ProMat is merely an intermediary between ProMat's customers and certain manufacturers , ProMat does not control and cannot guarantee that each manufacturer will deliver the submittal samples or, if a manufacturer does send the submittal samples, that it will do so in a timely manner.

5. New manufacturers may refuse to be added to ProMat's product database , and manufacturers already in ProMat's database may request to have their products removed, limiting ProMat's value to potential customers.

6. ProMat's success is dependent on the strength of commercial construction, and a significant downturn in the economy could lead to a slowing or halting of commercial construction, thus limiting demand for ProMat's service

7. Subscribers may have difficulty evaluating ProMat's business because of its
limited history , and as of the date hereof, ProMat has delivered few products or product related services to customers. For this reason, Subscribers are encouraged to review ProMat's books, records, contracts, operations and to have discussions with employees, suppliers and customers, and to engage a professional advisor to evaluate ProMat.

8. ProMat is not currently profitable and there is a high risk that it may not reach profitability.

9. ProMat may require significant expenses to develop its SAAS platform and deliver its services that are beyond what is currently budgeted.

10. ProMat has a limited history in operating its business on which customers and potential customers can evaluate ProMat and its products and services. If customers do not adopt ProMat's products and services due to ProMat's limited operating history or for any other reason, ProMat's profits will likely be significantly and negatively affected. ProMat's business prospects must be considered in light of the
risks, uncertainties, expenses and difficulties frequently encountered in this context and the SAAS industry as a whole.

11. If ProMat does not generate sales in a timely manner, ProMat may run out of cash to continue funding operations.

12. ProMat has hired staff, incurred recurring expenses, and plans to increase staffing and other infrastructure that will increase expense levels in anticipation of rapid growth of its SAAS platform. In the event that revenues do not occur in a timely manner, ProMat will likely need to dramatically reduce staff and other expenses, but may still run out of funds to continue operations.

13. Although ProMat's core offerings are commercially available to ProMat's existing customers, there is no validation by the marketplace to indicate that ProMat's products and services will be purchased by other customers. If ProMat's target customers choose to purchase competitive offerings in place of ProMat's products and services, ProMat will likely not be financially viable, it may be more difficult for ProMat to be profitable, or ProMat's business would likely be substantially harmed.

14. It is believed by ProMat that purchasing ProMat's services by additional customers is also highly dependent on perceptions of risk, financial viability of ProMat, ability to provide related services and support, and other factors including brand
perception and references. If ProMat is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

15. ProMat's results may fluctuate significantly.

16. ProMat's revenue projections are based in part on rapid adoption occurring during the time periods detailed in ProMat's projections. Among other things, the fluctuation in adoption rates will likely have a significant impact on ProMat's operations and financial results.

17. ProMat's employees may leave ProMat at any time. ProMat believes that its success is significantly dependent upon the continued participation and collective skills of the executive officers and key company employees. In addition, certain knowledge and skills possessed by executive officers and key company employees may not be able to be replaced quickly or at all. If several key employees do not remain with ProMat, ProMat's business would likely be significantly harmed.

18. ProMat plans significant expenses for product development.

19. The SAAS market is characterized by rapidly evolving industry standards. ProMat plans to incur significant development expenses intended to adapt and expand to this evolving industry and achieve competitive advantage.

20. If ProMat does not generate sufficient profit, the business could be harmed.

21. If it is necessary to raise additional funds to pay for further development through the issuance of equity securities, the current stockholders could be diluted and may be subordinate to the rights and preferences of new equity securities.

22. ProMat has uncertain ability to meet future cash needs.

23. It is likely that ProMat will need additional capital in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such capital is unavailable, it could have a serious adverse effect on ProMat's ability to continue business operations.

24. There is no established or proven market for ProMat's products and services.

25. ProMat may expand the scope of its product offering in the future. Expanding
ProMat's product offering will likely require significant additional investment and may detract from the capital available to support current product offerings. If ProMat's expanded product offerings do not generate sufficient revenues to cover the related expenditures, its business, results of operations and financial condition would likely be harmed.

26. ProMat's business plan is highly speculative and may be affected by many factors,
and thus ProMat's performance is not easily predictable.

27. The "software as a service " industry is affected by many factors outside the control of ProMat's management, including but not limited to competition from larger companies, market demand, and development costs, all of which have a significant impact on the ability to stay competitive in the industry. Given these and other market factors, ProMat cannot predict with certainty its short and long term performance and profitability. In addition, even if ProMat achieves profitability, given these many factors, ProMat may not be able to maintain profitability in the future.

28. The offering price of the shares is arbitrary.

29. The price of the Shares has been determined arbitrarily by ProMat and bears no relationship to ProMat's assets, book value, potential earnings or any other recognized criteria of value.

30. ProMat has a lack of dividend payments and has no plans to pay any dividends in the foreseeable future.

31. If future operations or acquisitions of complementary businesses are financed through the issuance of equity securities, stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of ProMat's common stock and Series A Preferred Stock. ProMat has established an incentive stock award plan for management and employees. Pursuant to the incentive stock award plan, ProMat expects to grant options to purchase shares of ProMat's common stock to ProMat's directors, employees and consultants and ProMat will likely grant additional options in the future. The issuance of shares of ProMat's common stock upon the exercise of these options may result in dilution to ProMat's stockholders.

32. ProMat's management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways in which you do not agree. The failure of ProMat's management to apply these funds effectively could materially harm ProMat's business. The description of the proposed use of the net proceeds of this Offering represents management's best estimate of the expected use of funds to finance ProMat's activities in accordance with management's current objectives and overall market conditions.

33. ProMat runs the risk of potential litigation, which would likely be costly enough to cause ProMat to cease operations.

34. ProMat runs the risk of potential litigation, which would likely be costly enough to cause ProMat to cease operations.

35. ProMat's business model is based in part on that of PaletteApp, which was sued for adding a manufacturer's image to its customer interface. PaletteApp's position was that the use of these images did not violate any intellectual property rights of the manufacturer and thus refused to remove them. Ultimately the cost of litigation
was burdensome and PaletteApp could not continue defending itself and the business. To avoid the unecessasry costs of litigation, ProMat's strategy will be to
simply remove product images upon request by any manufacturer.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Pro Material Solutions is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Join **77,561** investors who funded **136** startups with over **$25.5 million**

Via Reg Crowdfunding & Reg D.

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

— or —

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES



Earl M. Furfine, CPA, PMP, CITP, CGMA

Chief Executive Officer at 5AM Solutions

Washington D.C. Metro Area | Information Technology and Services

Current	5AM Solutions, Goucher College, Empowered Women International
Previous	INADEV Corporation, SmartCEO, Endurance Sport and Fitness
Education	Northwestern University - Kellogg School of Management

Send Earl M. InMail

500+ connections

https://www.linkedin.com/in/earl-m-furfine-cpa-pmp-citp-cgma-4243b12

Contact Info

Posts

Published by Earl M.

See more ▸



SmartCEO - Chief Endurance Officer. Policing...

July 5, 2016


HELP
SUPPORT
ADVICE
ASSISTANCE
GUIDANCE

SmartCEO - Chief Endurance Officer, Coaching...

May 24, 2016



Please Support the 911 Promise Run,...

May 3, 2016

Background

Summary

Mr. Furfine has over 30 years of Information Technology and Financial experience. He has been a founder or partner in 7 technology start-ups, the latest of which, Cardinal Technologies, Inc. was acquired by SM&A, Inc. in December, 2010. CTI was awarded the 2009 SBA Subcontractor of the Year (Region III) for their exemplary work on the 2010 Census. As a CPA, PMP and CITP, Mr. Furfine has a unique set of both functional and technical skills that he brings to his ventures. He spent his early years as a programmer, database designer and DB Administrator.

Mr. Furfine has provided a variety of consulting, software development and other IT Services to his many clients as well as continues to serve as a mentor for many business ventures and start-up companies. Mr. Furfine has consulted at many F500 companies as well a Government Agencies including CBP, TSA and Census.

Mr. Furfine holds a Masters of Management from the Northwestern University, J. L. Kellogg Graduate School of Management, and a Bachelors of Science in Accountancy with a Computer Science Concentration from the University of Illinois at Urbana-Champaign. He also holds a CPA Certificate in the State of Illinois, is a Program Management Professional (PMP) and a Certified Information Technology Professional (CITP).

In addition to his many business ventures, Mr. Furfine created the Cardinal Foundation, dedicated to finding corporations willing to donate job training for recent Veterans. He is a private pilot and an avid triathlete having completed 35 races including Ironman Louisville 2010, Ironman Arizona 2012 Ironman Texas 2014, Ironman Louisville 2016, and the Great Chesapeake Bay 4.4 mile swim.

Mr. Furfine also has the honor of publishing his first children's book, "Red Redmond and the Great Plane Adventure" (www.redredmond.com) in 2012. He continues to enjoy reading days at local elementary schools.

Specialties: Start-ups, Turnarounds, Professional Services to Products

Experience

Chief Executive Officer
5AM Solutions
October 2015 – Present (1 year 1 month) | Rockville, MD

For 12 years, 5AM has been a software product developer and system integrator for customers in life science and healthcare who were early adopters and providers of genomic technologies. We offer our clients several unique methods for leveraging genomics to address the data challenges of integrating personalized medicine into all sectors of health care. Our consulting services and proprietary tools facilitate:

•Leveraging virtually unlimited external data sources and platforms to drive drug discovery
•Integration of data from disparate information systems to target therapies and create cohorts
•Exceptionally strong management of big data, especially genetic data
•Collaborations and partnerships that involve sharing proprietary data
•Privacy protections for patients' genetic information

Using our own proprietary tools and integration experience as a VAR for leading data storage, visualization and security platforms (AWS, Basho, Qlik, and Bromium), 5AM saves customers money, impacting their time to market and increasing the value of their data and technology investments.

Adjunct Faculty - MA in Management
Goucher College
April 2014 – Present (2 years 7 months) | Towson, MD

Adjunct Professor teaching PMGT 608: Principles of Project Management (3 credits) Fall 14 Residency Course

Treasurer
Empowered Women International
July 2013 – Present (3 years 4 months)

www.ewint.org

Board of Advisors
INADEV Corporation
November 2011 – September 2016 (4 years 11 months) I McLean VA

About INADEV
INADEV Corporation, an information technology services firm, focuses on secure mobile strategy and applications, for both the commercial and public sectors.

Columnist
SmartCEO
February 2014 – June 2016 (2 years 5 months) I Washington D.C. Metro Area

Columnist for SmartCEO Magazine for a new feature called CEO-Chief Endurance Officer! The bi-monthly column will bring experience, humor and suggestions to embrace the parallels of fitness and corporate life with a particular focus on endurance racing and long term projects and engagements. Practical methods to motivate staff and keep corporate sanity during difficult times will be presented and suggested for incorporation (in full or in part) to daily business routines.

www.smartceo.com

Columnist
Endurance Sport and Fitness
April 2013 – April 2016 (3 years 1 month) I Washington DC Metro Area

Columnist for Endurance Racing Magazine. "Not Yet on the Podium" chronicles the trials and tribulations, successes and challenges of the every day endurance athlete. Those of us that continue to train, sweat, bleed and love racing, but no matter what we do, will never make top three in our age group. Here is to "Faith, Pace, Focus and Strength"

www.enduranceracingmagazine.com

Financial and Entrepreneurial Advisor
Nexster, Inc.
September 2014 – December 2015 (1 year 4 months)

Providing start-up, strategy and financial guidance to Nexster as they release their website and mobile app.

President and Chief Operating Officer
5AM Solutions
May 2015 – October 2015 (6 months) I Rockville, MD

For over a decade 5AM Solutions has focused exclusively on the life sciences and healthcare industries. Our experience and assets let us guarantee solutions that are built smarter and delivered earlier with lower risk and lower total cost of ownership.

Chief Operating Officer
5AM Solutions
November 2014 – April 2015 (6 months) I Rockville, MD

For over a decade 5AM Solutions has focused exclusively on the life sciences and healthcare industries. Our experience and assets let us guarantee solutions that are built smarter and delivered earlier with lower risk and lower total cost of ownership.

Talk to us about improving your workflow management, clinical & translational research, or data visualization processes with software solutions built just for you and your team.

Founder and CEO

Cardinal Green Advisory Services

January 2013 – November 2014 (1 year 11 months) | Potomac, Maryland

Cardinal Green Advisory Services, LLC (CGAS) is a Maryland based LLC established to assist companies with "green" products and technology navigate their way through the difficult process of selling to the Federal Government. Its seasoned staff has been succeeding in the government contracting industry for over 25 years. Cardinal utilizes long standing contacts and associates to help locate, identify and qualify opportunities for prime contracts and subcontracting to take advantage of the green mandates issued by the Federal Government. Cardinal also works for Government Agencies and Government Contractors to locate those green products and technologies that are needed for their organizations. www.cgasllc.com

- 1 organization

Senior Vice President, Cardinal IT Services Group

SM&A

January 2011 – August 2011 (8 months)

Consultant

President, CEO and Founder

Cardinal Technologies, Inc.

April 1995 – January 2011 (15 years 10 months)

Cardinal Technologies was incorporated in 1995 and is dedicated to providing the highest quality consulting to our client base by keeping our staff-to-client ratio small and our consultants highly specialized. Cardinal is emerging as a premier provider of Electronic Data Interchange (EDI) design, development, testing and implementation services.

Cardinal also offers a unique service for system testing, automated system testing and system test strategy consulting by untilizing application development experienced staff as system testers.

- 1 honor or award
- 1 recommendation

Clay Springer
President at The Rossch Group and PMVoltage

I worked w/ Earl as part of the Airline Industry Year 2000 Program. Earl was contracted to PwC, who was in charge of pulling together the industry program for Airline and Airport Compliance. This was a massive effort with dozens and dozens of... View↓

Senior Director

PRICE WATERHOUSE LLP

January 1997 – January 1999 (2 years 1 month)

Developed a new airline strategic Year 2000 information systems consulting division. Played a key role in growing the 240-member airline consulting organization from $600K to $52M. Assisted Fortune 500 clients and partners in building a new practice for aviation information technology consulting and performed as the client service manager for American Airlines and Sabre's Y2K projects. Additional clients included United, Northwest, and America West airlines; TIMET.

Vice President/Chief Information Officer

RESOURCE LEASING CORPORATION

January 1994 – January 1996 (2 years 1 month)

Managed the transition of EMF Computer Associations following its acquisition by RLC, a high-tech equipment leasing company specializing in point-of-sale equipment. Oversaw the accounting department, software development and information systems department, and software products division. Directed the growth of RLC's software products division.

Owner/President

EMF COMPUTER ASSOCIATES LTD

January 1990 – January 1994 (4 years 1 month)

Oversaw a business focused on software development projects. Supported information systems development, network installation and administration, accounting and systems consulting, and personal computer training. Clients included Marriott International, National City Bank, and Key Bank.

Partner/Chief Financial Officer/Chief Information Officer
EASTERN OIL COMPANY

January 1989 – January 1990 (1 year 1 month)

Managed financial and information systems for the Mid-Atlantic's largest used oil and antifreeze recycling company. Prepared consolidated financial statements and designed and implemented accounting control systems as well as computerized information systems.

Manager/Senior Consultant/Staff Consultant
PRICE WATERHOUSE LLP

January 1984 – January 1989 (5 years 1 month)

Project managed the development of a PC-based federal, state, and local tax calculation package. Designed a payroll subsection database for a US government agency. Trained users on budgeting aspects of the State Department's worldwide financial management system.

Projects

Red Redmond and the Great Plane Adventure

www.redredmond.com

Volunteer Experience & Causes

Volunteer Entrepreneurial Mentor and School Sponsor
Network for Teaching Entrepreneurship

May 2013 | Education

Mission

The Network for Teaching Entrepreneurship's mission is to provide programs that inspire young people from low-income communities to stay in school, to recognize business opportunities and to plan for successful futures.

History

Founded in New York City in 1987 by Steve Mariotti, a former entrepreneur turned high school math teacher in the South Bronx, NFTE began as a program to... **more**

Organizations

NFTE
Volunteer Mentor and School Sponsor

Starting May 2013

Mission

The Network for Teaching Entrepreneurship's mission is to provide programs that inspire young people from low-income communities to stay in school, to recognize business opportunities and to plan for successful futures.

History

Founded in New York City in 1987 by Steve Mariotti, a former entrepreneur turned high school math teacher in the South Bronx, NFTE began as a program to... **more**

Empowered Women International
Board Member and Treasurer

Starting July 2013

It is my honor to have been elected to the Board of Empowered Women International, www.ewint.org I am looking forward to helping the organization fulfill its superb mission and continue it's rapid growth

---

Honors & Awards

SBA 2009 Subcontractor of the Year (Region III)
Small Business Administration

March 2009

Cardinal Technologies, Inc.

Honorary Commander 113th Wing, Andrews Air Force Base
US Air Force

May 2013

The Honorary Commanders' Program is a civic outreach initiative hosted by the Wing Commander.

The purpose of the Honorary Commanders' Program is twofold: It allows our community partners to gain awareness of our important military mission, and it allows our military members and their units to learn more about the communities in which we live.

Integrating the community into the 113th Wing family builds strong relationships vital to the... **more**

Additional Honors & Awards

Cardinal Technologies, Inc. breaks into the INC 500/5000 at # 506 of the fastest growing privately held companies in the U.S for 2007 and in the top 100 DC firms for 2007. We just passed the 70 staff level

---

Skills

Top Skills

- 99+ Program Management
- 99+ Start-ups
- 99+ Strategy
- 85 Management Consulting
- 73 Management
- 60 Strategic Planning
- 53 Consulting
- 49 Business Strategy
- 49 Entrepreneurship
- 43 Leadership



Earl M. also knows about...

32 Project Management | 23 Business Development | 23 Mergers & Acquisitions
19 New Business Development | 19 PMP | 15 Integration | 13 Business Process...
11 Information Technology | 10 Business Process | 9 Executive Management
9 IT Strategy | 9 Product Management | 8 Accounting | 8 Training
8 Software Development | See 25+ >

Education

Northwestern University - Kellogg School of Management
Master's Degree, Business Administration
1997 – 1999

University of Illinois at Urbana-Champaign - College of Business
B.S. Accountancy, Computer Science Concentration
1982 – 1985

Activities and Societies: Golden key Honor Society

Washington University in St. Louis
n/a
1980 – 1982

CWW High School
HSD
1977 – 1980

Additional Info

- **Personal Details**

Birthday April 10

Certifications

Certified Public Accountant
VBOA - Virginia Board of Accountancy, License 16185

PMP
Program Management Institiute, License 1373150

CITP
AICPA

Recommendations

Received (1) Given (13)

President, CEO and Founder

Cardinal Technologies, Inc.



Clay Springer

President at The Rossch Group and PMVoltage

“ I worked w/ Earl as part of the Airline Industry Year 2000 Program. Earl was contracted to PwC, who was in charge of pulling together the industry program for Airline and Airport Compliance. This was a massive effort with dozens and dozens of extremely demanding stakeholders. Earl was extremely effective in managing both scope and expectations, and delivering under some... **more**

November 7, 2007, Clay worked directly with Earl M. at Cardinal Technologies, Inc.

Groups

Northwestern Univer...
41,317 members
+ Join

IronMan Triathlon Fin...
18,007 members
+ Join

FoundersCard
5,233 members
+ Join

Kellogg Data & Analy...
209 members
+ Join

Network for Teaching...
59 members
+ Join

Network for Teaching...
2,094 members
+ Join

Executive Athletes
17,627 members
+ Join

Privacy, Law Firms &...
30 members
+ Join



Glenn Gottfried

Business Leader and Growth Accelerator

Greater Chicago Area | Venture Capital & Private Equity

Current	Multiple - Firms
Previous	CCS-Adplus, Spire Capital Partners, Thomson Media
Education	The University of Chicago Booth School of Business

Posts

Published by Glenn



Raising Capital for a Startup - Read the summary...
September 11, 2015



From The Muse - #8 Productivity Hack
June 22, 2015

Background

Summary

Mr. Gottfried is a highly accomplished executive and board member who identifies teams and business models that have the opportunity to disrupt the markets that they serve. Glenn leads executive teams by clearly defining a business strategy and model that allows them to focus on the tactical execution of operational, sales, business development, marketing, and product development activities to take a commanding position in their marketplace. His insights and guidance are critical accelerators in the growth and transformation of a business; leading to significant value creation.

Glenn's experience and insight are honed from leading multiple companies through growth and exit; formally and informally mentoring and advising the founder/CEO and executive teams of middle market, early stage and startup companies. Glenn serves on multiple Boards of Directors and Advisors, and as a CEO/Executive.

Glenn general business expertise is applicable to a variety of market verticals, with a core understanding of the information services, technology enabled business and consumer services and media/mobile application sectors. He has also developed relationships within the clean-tech/energy, medical/bio-life sciences, and hospitality and leisure industries.

Glenn earned an MBA from the Booth School of Business at the University of Chicago, MS Engineering from the Georgia Institute of Technology and a BS in Mechanical Engineering from the University of Vermont.

Specialties: Building high performance teams and companies. New product development, business development, sales and marketing, partnering, M&A, business process improvement, strategy, change management. Mentoring CEOs, founders and executive teams.



Startup Advising ft. Glenn Gottfried | The Full ...

Experience

Operating Partner/Board Member
Multiple - Firms
February 2010 – Present (6 years 9 months) | Greater Chicago Area

Glenn assists company leaders accelerate growth. He advises/mentors CEOs, founders, and executive teams; providing them with access to critical resources including people, capital, information and ideas. He is particularly adept in helping teams define their business model and strategy, while also providing tactical advice on sales, business development, marketing, product development and operations.

1 recommendation

Jake Udell
Co-Founder at TH3RD BRAIN

The industry expertise Glenn shared with me enabled me to negotiate a financial deal in my favor. Without his insightful advice, I would have left an entire "0" on the table. Glenn has played an influential role for many companies throughout his... View↓

Chief Executive Officer
CCS-Adplus
February 2007 – February 2010 (3 years 1 month)

CEO of CCS-Adplus LLC, a leading provider of direct marketing and collections information services. Infolure, a division of CCS-Adplus, supports direct marketing professionals target the right prospects, maximize the efficiency and effectiveness of executing a direct mail, email or telephone campaign and assessing the results of their efforts. Datalure, provides the collections and accounts receivables industry with effective locate and telephone appending services.

Firm was sold to a publicly traded firm.

Executive In Residence
Spire Capital Partners
June 2005 – January 2007 (1 year 8 months)

As executive in residence, worked with the private equity partners to identify and bid on acquisition targets.

President, Thomson TFP
Thomson Media
1997 – 2005 (8 years)

Full P&L of this operating unit with the Thomson Corp. Responsible for the transformation of the business from a publisher of directories and related advertising to a provider of databases, software and web-enabled workflow solutions. Grew revenue and expanded profit margins during the transformation process. Worked with management team to develop new products and new product lines, developed business partnerships, expanded sales and marketing on a global level.

Division sold to private equity firm: InvestCorp.

See Thomson TFP, name changed to Accuity Solutions
Accuity
December 2004 – December 2004 (1 month)

See Thomson TFP discussion. Name changed to Accuity Solutions after sale to the private equity firm, Investcorp.

See Thomson Electronic Settlements Group, name changed to
OMGEO
June 1997 – June 1997 (1 month)

See Thomson Electronic Settlements Group due to subsequent name change.

Business Manager - ALERT
Thomson Electronic Settlements Group
March 1996 – June 1997 (1 year 4 months)

P&L, operations and product development of the ALERT service (database of standing settlement instructions for the securities industry). Renewed revenue growth of a maturing service and implemented what was then a major new development by moving from proprietary and closed system to TCP/IP based technology.

VP - Planning and Product Development
Chicago Stock Exchange subsidiaries
July 1993 – March 1996 (2 years 9 months)

Identification and development of new products. Business development for reference site clients. Part of the executive selling team that sold Merrill Lynch on their outsourcing stock and bond certificate receipt process to the Exchange. Lead the design of the system taking into account ML requirements and broader requirements of the industry.

President
CrossLink Corp
December 1990 – July 1993 (2 years 8 months)

Small boutique consulting firm performing business process re-engineering, organizational effectiveness and acquisition due diligence projects. Worked in a variety of industries including power industry (Ontario Hydro), steel manufacturing (Dofasco Steel) and engineered products (technology acquisition for FEL-PRO).

▾ 2 recommendations

Greg Mayworm
CEO PocketMatter Labs, Inc.

Glenn has a broad knowledge of many industries and provides critical thinking to provide strategic business solutions. View↓

Byron Udell
President/CEO at AccuQuote, Nationally…

Glenn is an intelligent, experienced, and connected leader who understands business and knows how to get results. I have... View↓

Managing Consultant
Towers Perrin (Cresap)
August 1985 – December 1990 (5 years 5 months)

Senior project leader for consulting engagements. Organizational effectiveness, rate case support and litigation support. Also responsible for the development of software systems used to support consulting engagements.

Client Director
Impell, a division of Combustion Engineering
March 1985 – August 1985 (6 months)

Business development and project management for this division of Combustion Engineering.

Business Development Manager
Sargent & Lundy Engineers
September 1978 – March 1985 (6 years 7 months)

Identify, manage and close new projects within defined territory. Sold first power plant life extension project in the United States. Opened new territory for S&L Engrs. Prior responsibilities included licensing of nuclear power plants with U.S. regulatory agency (U.S. NRC).

Engineer
U.S. Nuclear Regulatory Commission
1977 – 1977 (less than a year)

Analysis of nuclear power plant license applications. Development of analytical techniques and authoring of regulatory review documents.

Volunteer Experience & Causes

Philanthropy Committee
Reading In Motion
August 2012 | Education

Member of the Philanthropy Committee providing connections to strategic partners. Partners include those people and organizations that can help build RIM brand awareness and performance through a mutual interest, market focus or market position.

Advisor
Now We're Cookin' (Food Business Incubator, Shared Kitchen, Corporate Events, Film/Video Venue)
August 2012 | Economic Empowerment

As an advisor to Nell and the management team, I have helped them define new business models and explore how to take the business to another level.

Causes Glenn cares about:

- Education
- Science and Technology

Organizations Glenn supports:

- Now Were Cookin

Skills

Top Skills

- 99+ Strategy
- 82 Business Development
- 76 Start-ups
- 63 Business Strategy
- 46 Management
- 46 Leadership
- 37 Mergers & Acquisitions
- 32 Strategic Planning
- 27 Consulting
- 26 New Business Development



Glenn also knows about...

- 26 Competitive Analysis
- 24 Entrepreneurship
- 24 Executive Management
- 20 Strategic Partnerships
- 19 Marketing Strategy
- 18 Business Process...
- 17 Product Development
- 17 Marketing
- 16 SaaS
- 14 Product Marketing
- 13 Mergers
- 12 Private Equity
- 11 Venture Capital
- 11 Sales
- 10 Change Management

See 25+ >

Education

The University of Chicago Booth School of Business
MBA, Marketing and Finance
1981 – 1984

Georgia Institute of Technology
MS, Nuclear Engineering
September 1977 – August 1978

Activities and Societies: Research Associate

University of Vermont
BS, Mechanical Engineering
September 1973 – May 1977

graduated Cum Laude

Activities and Societies: Tau Beta Pi, Intramural sports, Part-time work, ASME student chapter

Additional Info

- **Interests**

Technology, paintball, golf, tennis, fishing, skiing, cooking and food

Organizations

Additional Organizations

Board of Directors - Visanow.com Inc., BoA - StoryMixMedia, BoA - Kauzu, BofA - Ga Tech TI:GER, BofA - Beacon Research

Recommendations

Received (3) Given (4)

Operating Partner/Board Member
Multiple - Firms



Jake Udell
Co-Founder at TH3RD BRAIN

"The industry expertise Glenn shared with me enabled me to negotiate a financial deal in my favor. Without his insightful advice, I would have left an entire "0" on the table. Glenn has played an influential role for many companies throughout his career. His intuition is formed from his vivid understanding on the way business works. I appreciate everything he did for me and... **more**

February 6, 2011, Jake was Glenn's client

President
CrossLink Corp



Greg Mayworm
CEO PocketMatter Labs, Inc.

"Glenn has a broad knowledge of many industries and provides critical thinking to provide strategic business solutions.

February 3, 2013, Greg was with another company when working with Glenn at CrossLink Corp



Byron Udell
President/CEO at AccuQuote, Nationally Recognized Life Insurance Expert, Author, Blogger

"Glenn is an intelligent, experienced, and connected leader who understands business and knows how to get results. I have known him for about 20 years.

April 21, 2010, Byron was with another company when working with Glenn at CrossLink Corp



Jerry Freeman, IIDA

President at Pro Material Solutions, inc.

Greater Chicago Area | Construction

Current: Pro Material Solutions, Inc., PaletteApp, Inc.
Previous: Lees part of The Mohawk Group, Constantine Commercial Carpet, Invision Carpet Systems
Education: University of Oklahoma

Send Jerry InMail

500+ connections

https://www.linkedin.com/in/jerryfreemanpromat

Contact Info

Posts

Published by Jerry

See more



Pro Material Solutions Gears up for Crowdfunding!
October 2, 2016


ata Storage is Key to
ommercial Construction
dustry

BizCast talks to Jerry Freeman about Pro Material...
June 16, 2016


CREATE A BINDER
FOR YOUR PROJECT
TRY NOW

NeoCon begins and The Entrepreneurial Report...
June 12, 2016

Background

Summary

Pro Material Solutions is a SaaS company for the commercial construction industry.

Our first product is an automated submittal and closeout program for General Contractors and Subcontractors. By automating this process, we estimate that we can save a mid-size firm over 40 business days per year.

Experience

President
Pro Material Solutions, Inc.

April 2016 – Present (7 months) | Chicago, IL

Pro Material Solutions is a SaaS company for the commercial construction industry.

CEO
PaletteApp, Inc.

November 2009 – Present (7 years) | Chicago

PaletteApp is a web based digital design library creating greater efficiencies in the commercial architectural product selection process.

3 recommendations, including:

Bruce Ianni
Co-founder & CEO at ShotTracker

Jerry is a straight-talking, knowledgeable, sharp shooter in the interior design industry. Not only is he capable, he is... View↓

Paul Berger
Principal at Paul Berger & Associates

I have known Jerry Freeman for the past twenty years. Working with Jerry on many key design projects over that period has... View↓

1 more recommendation↓

PaletteApp Presentation

Team Leader Chicago
Lees part of The Mohawk Group

November 2004 – November 2009 (5 years 1 month)

Was hired to stop the slumping sales for the past 7 years and to build a new sales force for the Chicago market.

Team Leader
Constantine Commercial Carpet

October 1998 – November 2004 (6 years 2 months)

Was hired to start a sales force for a new carpet manufacturer. Focused on high end high design projects.

Territory Manager
Invision Carpet Systems

February 1995 – October 1998 (3 years 9 months) | Chicago, IL

Help launch a new carpet mill. Led sales in Chicago and worked on product development.

Project Manager and Designer
Core

August 1992 – February 1995 (2 years 7 months) | Washington D.C. Metro Area

Designed law firms across the US. Worked on design and construction of Dean & Deluca retail stores.

Project Architect
Lehman Smith McLeish

December 1991 – August 1993 (1 year 9 months) | Washington D.C. Metro Area

Worked on law firms across the US. Worked on the US Olympics Training Facility.

Project Architect & Designer
Gensler

May 1987 – December 1991 (4 years 8 months) | Washington D.C. Metro Area

Designed law firms and retail spaces. Won the Gensler in house design competition. Won Pionite Plastic Laminate design competition.

Organizations

IIDA
Starting January 1987

Additional Organizations

USGBC

Education

University of Oklahoma
BSED, Architecture - Environmental Design

1982 – 1987

Studied for one year at the Architectural Association in Bedford Square, London.
Main field of study was low income housing

Activities and Societies: Member of Phi Kappa Psi Active golfer

Architectural Association, London
BSED, Low Income Urban Housing

1985 – 1985

Studied the effects of government low income housing vs US sites, like Pruett Igo and Cabrini Green.

1 course

Courses

Architectural Association, London

- Low Income Urban Housing

Additional Info

- **Interests**

  Spending time with my wife and kids. Golf, architecture, hiking & travel.

- **Personal Details**

  Birthday February 28

- **Advice for Contacting Jerry**

  Office Number is 312.578.0881
  Email is jfreeman@paletteapp.com

Honors & Awards

Additional Honors & Awards

over two dozen AIA and IIDA design awards

Skills

Top Skills

- 86 Interior Design
- 63 Design Research
- 41 Architecture
- 36 Sustainable Design
- 31 Space planning
- 27 Submittals
- 24 Architectures
- 23 Furniture
- 15 LEED
- 14 Green Building



Jerry also knows about...

13 AutoCAD · 12 Renovation · 10 Interior Architecture · 10 Concept Design · 10 Architectural Design · 9 Strategic Thinking · 8 Product Development · 8 Rendering · 6 Design Management · 5 FF&E · 5 Sketching · 4 Comprehensive Planning · 3 Retail Design · 3 LEED AP · 3 Urban Design

See 25+ ›

Volunteer Experience & Causes

Food Pantry Worker
Episcopal Church of Waukegan

Causes Jerry cares about:

- Arts and Culture
- Children
- Civil Rights and Social Action
- Education
- Human Rights
- Politics
- Science and Technology

Recommendations

Received (3) Given (2)

CEO
PaletteApp, Inc.



Bruce Ianni
Co-founder & CEO at ShotTracker

"Jerry is a straight-talking, knowledgeable, sharp shooter in the interior design industry. Not only is he capable, he is able to immediately react and address any issue with logic and good common sense. He is highly regarded for his honesty, hard-work and ability to maximize business value. PaletteApp will be incredibly successful because of Jerry Freeman.

September 24, 2013, Bruce was with another company when working with Jerry at PaletteApp, Inc.

Paul Berger
Principal at Paul Berger & Associates

"I have known Jerry Freeman for the past twenty years. Working with Jerry on many key design projects over that period has been a positive experience delivering astounding results. As a leader in the manufacturing and sources industry Jerry has assisted us to move forward with new design applications and specification criteria that have provided our clients measured results... **more**

October 3, 2013, Paul worked with Jerry at PaletteApp, Inc.



Grace Jeffers
Owner, The New Materials Handbook and Design Consultant

"Jerry is a visionary who is keenly aware of the tactical side of design. He will change how the industry conducts its practice.

February 10, 2014, Grace was with another company when working with Jerry at PaletteApp, Inc.



John Creswell

Executive Managing Director at Duff & Phelps Investment Management Co.

Chicago, Illinois | Investment Management

Current: Duff & Phelps Investment Management Co., Euclid Advisors LLC

Previous: BNP Paribas Investment Partners, Nuveen Investments, Ernst & Young

Education: Claremont Graduate University

Connect

429 connections

https://www.linkedin.com/in/john-creswell-a5663a1a

Posts

Published by John



Very touching article by Fay Vincent in WSJ
February 26, 2016



Japan market opportunity: Hidden in plain sight
August 27, 2015

Background

Summary

John Creswell serves as the Executive Managing Director at Duff & Phelps Investment Management Co. where he has business, operational, and investment responsibilities.

Mr. Creswell and the International Equity team from Euclid Advisors LLC joined Duff & Phelps in 2016 (both firms are affiliates of Virtus Investment Partners). He founded the New York City based International team in 2012. Before joining Euclid, he worked for BNP Paribas as Head of Consultant Relations and Product Strategy for North America, and prior to that spent twelve years at Nuveen Investments in a number of senior positions within fixed income research and portfolio management, global equities, non-US distribution, and institutional services.

Prior to his investment career, Mr. Creswell was an auditor and management consultant for Ernst & Young. Mr. Creswell is a frequent industry speaker on capital markets and global economic issues, and has authored numerous articles on industry related topics.

Experience

Executive Managing Director
Duff & Phelps Investment Management Co.
June 2016 – Present (5 months) | Greater Chicago Area

Senior Managing Director
Euclid Advisors LLC
August 2012 – Present (4 years 3 months) | Greater New York City Area

Head of U.S. Consultant Relations and Product Strategy
BNP Paribas Investment Partners
February 2009 – August 2012 (3 years 7 months) | Greater New York City Area

Managing Director
Nuveen Investments
July 1997 – January 2009 (11 years 7 months) | Greater Chicago Area

1 recommendation

Russell C. Smith, CIMA
Sr. Global Relationship Manager, Wealth Strategies Group at Eaton Vance

I have worked with a lot of great asset management professionals but few bring the intellect, enthusiasm, drive and integrity to the work place that John does. He is the consumate professional and always elevates my game. Russell Smith View ↓

Senior Associate
Ernst & Young
June 1994 – July 1997 (3 years 2 months) | Orange County, California Area

Associate
PricewaterhouseCoopers
January 1993 – May 1994 (1 year 5 months) | Greater Los Angeles Area

Certifications

Certified Public Accountant (CPA)

Certified Investment Management Consultant (CIMA)
August 2001 – September 2012

Education

Claremont Graduate University
MA, Public Policy
1996 – 1998

California State University-Fullerton
BA, Business/Accounting
1991 – 1993

Volunteer Experience & Causes

Board of Directors
Institute for Global Engagement
Human Rights

Founding Board Member
By The Hand Club For Kids
Children

Causes John cares about:

- Children
- Disaster and Humanitarian Relief
- Politics

Skills

Top 5

- Asset Management
- Investments
- Risk Management
- Portfolio Management
- Executive Management

John also knows about...

Business Development | Change Management | Marketing Strategy | Public Speaking | Business Strategy | Team Building

Recommendations

Received (1) | Given (2)

Managing Director
Nuveen Investments



Russell C. Smith, CIMA
Sr. Global Relationship Manager, Wealth Strategies Group at Eaton Vance

"I have worked with a lot of great asset management professionals but few bring the intellect, enthusiasm, drive and integrity to the work place that John does. He is the consumate professional and always elevates my game.

Russell Smith

May 21, 2012, Russell C. was with another company when working with John at Nuveen Investments



Mike Leahy

Decisive, innovative leader with proven results delivering profitable growth and shareholder returns

Chicago, Illinois | Information Technology and Services

Current: Oracle

Previous: BigMachines (acquired by Oracle), VISANOW, Inc., Entertainment Cruises Inc.

Education: University of Notre Dame

Send Mike InMail

500+ connections

https://www.linkedin.com/in/michaelpleahy

Contact Info

Background

Summary

Decisive, innovative leader with proven results delivering profitable growth and shareholder returns. Metric-driven and methodical, can quickly build relationships, formulate strategy, and achieve deliverables. Expertise spans cloud software, tech-enabled services, asset-based travel and hospitality, and services industries for private equity-owned, public, and private businesses. Executive leadership of Operations, Sales, Marketing, and Product Development complemented by M&A experience and multiple $100MM+ exits.

Comprehensive Functional and Strategic Leadership across Industries, Ownership Structures, and Stages

Sales and Marketing: ROI-Driven Approach to Scalable Programs
Operations: P&L Ownership of High-Performance, Global Operations
Product: B2B and B2C Innovation in Cloud, Technology and Services
M&A: Broad Experience as both Target and Acquirer

In Complex Environments

M&A Integration & Turnarounds I High-Growth Technology
Global Operations I B2B and B2C
Asset Utilization I Product Launch and Expansion

Experience

Corporate M&A
Oracle
2014 – Present (2 years)

Head of Global Marketing
BigMachines (acquired by Oracle)
2012 – 2014 (2 years) | Greater Chicago Area

Member of executive team that scaled and positioned BigMachines (Vista Equity Partners and JMI Equity portfolio company) for exit. The company was acquired by Oracle in November 2013.


DECREASED QUOTE-TO-CASH TIME
FROM WEEKS TO DAYS

BigMachines Global User Conference Openi...

Oracle Buys BigMachines

Global Director of Marketing and Product Development
VISANOW, Inc.
2010 – 2012 (2 years) | Chicago, IL

Privately-owned global technology-enabled services company leveraging SaaS technology and expert legal counsel to deliver immigration transparency and processing for businesses and foreign nationals.

Director of Sales and Marketing
Entertainment Cruises Inc.
2006 – 2010 (4 years) | Chicago, IL

Direct P&L and revenue responsibility for $20MM+ organization consisting of multi-channel marketing and customer programs, inside and outside sales teams, and an operational unit managing 3 sales and guest service centers. Set strategy and tactical execution for entire organization which included nearly 40 employees and $3MM budget for business unit delivering over $8MM in EBITDA.

▾ 2 recommendations

Laura Passic
Nonprofit Consultant
Mike was responsible for leading both the sales and marketing functions of the Chicago business unit at Entertainment... View↓

Sharon Young Beyer
Senior Account Manager - Entertainmen...
Mike had the "privilege" of leading a diverse sales team through one of the worst recessions our industry has ever seen. He... View↓

Multi-Channel Marketing Manager
ServiceMaster Holdings (TruGreen, Terminix, ServiceMaster, Merry Maids)
2004 – 2006 (2 years) | Greater Chicago Area

Directed strategy for multi-channel campaigns in Real Estate, Financial, Association, and Internet verticals delivering revenue across web, call center, and B2B/B2C sales channels. Charged with developing strategic alliances for TruGreen, Terminix, Merry Maids, and ServiceMaster with renowned brands such as Capital One, AAA, Brinks, and Bank of America among others.

▾ 2 recommendations

Kevin Duffy
Co Founder at Pro Stock Hockey
"Our firm has worked with Mike since 2002 on a variety of projects while he was with Budget and ServiceMaster. I personally... View↓

William Schwartz
Managing Director / Partner at Accentur...
Mike consistently demonstrated his business and marketing prowess while leading ServiceMaster's efforts to launch... View↓

Director of Marketing

Avis Budget Group

2002 – 2003 (1 year) | Greater Chicago Area

Set complete Marketing strategy for $350MM division while reporting to Global VP of Marketing. Managed $18MM media, systems, agency, and partnerships/alliances budget for business unit with 600 retail locations.

1 recommendation



Mike Gavelek
Senior Marketing and Business Development Executive

Mike was the ideal person to promote into Budget's Director of Marketing role. His background in Internet Marketing, Product and Revenue Management helped him quickly deliver meaningful results. He effectively managed the marketing budget, selecting... View↓

Product Manager

Avis Budget Group

2000 – 2002 (2 years) | Greater Chicago Area

Led Budget's successful re-entry into the $3B insurance vehicle replacement market. Directed $13MM customer contact center.

Digital Marketing Manager

Avis Budget Group

1999 – 2001 (2 years) | Greater Chicago Area

Directed internet and e-commerce strategy for $650MM division with $3.2MM budget. Led agency relationships, partnerships, and strategic alliances.

1 recommendation



Vince Park
VP of Marketing at ArgoTea

Mike was a huge asset for Budget's marketing team. Mike's diligent and creative work as Internet Marketing Manager laid the foundation for Budgettruck.com to be a world-class website in a very competitive space. Mike utilized his strong analytical... View↓

Strategic Planning Manager/Sr. Business Analyst

Avis Budget Group

1995 – 1999 (4 years) | Greater Chicago Area

1 recommendation

Jeff Bretson
Consultant at Resources Global Professionals

I've known Mike since hiring him as a Business Analyst in 1995 and promoted him several times in four years. He was an analytical thinker, handling projects with little direction, and delivering meaningful results. Mike's cross-functional work... View↓

Skills

Top Skills

Endorsements	Skill
41	Strategy
39	Strategic Partnerships
26	Management
26	Marketing Strategy
25	Digital Marketing
16	E-commerce
16	Analytics
15	Marketing
14	Business Development
10	Email Marketing



Mike also knows about...

Endorsements	Skill
8	Market Planning
8	Business Strategy
8	Leadership
6	B2B
6	Sales
6	Strategic Planning
6	Program Management
6	Salesforce.com
5	SEO
5	Sales Management
5	Product Management
4	Competitive Analysis
4	Product Development
4	Product Marketing
4	Cross-functional Team...

See 24+ >

Education

University of Notre Dame
BBA Marketing, Mendoza College of Business
1991 – 1995



Recommendations

Received (7) Given (5)

Director of Sales and Marketing

Entertainment Cruises Inc.



Laura Passic

Nonprofit Consultant

Mike was responsible for leading both the sales and marketing functions of the Chicago business unit at Entertainment Cruises. His analytical and technical skills proved invaluable when pursuing new products, specialty cruises, and marketing avenues. In a recession period, it was essential that we cut our marketing costs while still increasing revenue and Mike's skillful... **more**

August 14, 2010, Laura reported to Mike at Entertainment Cruises Inc.



Sharon Young Beyer

Senior Account Manager - Entertainment Cruises Chicago

Mike had the "privilege" of leading a diverse sales team through one of the worst recessions our industry has ever seen. He managed to maintain an upbeat and positive attitude while discovering creative ways to maximize revenue and keep our team focused. Always the problem-solver, he was the person to go to when we faced challenges that interfered with our goals. He was... **more**

June 23, 2010, Sharon reported to Mike at Entertainment Cruises Inc.

Multi-Channel Marketing Manager

ServiceMaster Holdings (TruGreen, Terminix, ServiceMaster, Merry Maids)



Kevin Duffy

Co Founder at Pro Stock Hockey

"Our firm has worked with Mike since 2002 on a variety of projects while he was with Budget and ServiceMaster. I personally find Mike to be an exceptional marketing mind with strong strategy and business talents.

One memorable engagement we did for ServiceMaster launched a breakthrough loyalty program marketing their brands to mortgage customers utilizing ServiceMaster... **more**

June 30, 2010, Kevin was with another company when working with Mike at ServiceMaster Holdings (TruGreen, Terminix, ServiceMaster, Merry Maids)

William Schwartz

Managing Director / Partner at Accenture Strategy

Mike consistently demonstrated his business and marketing prowess while leading ServiceMaster's efforts to launch multi-channel programs in partnership with national brands across several strategic verticals. His results-oriented efforts delivered significant and profitable new business while associating ServiceMaster's brands with some of America's most celebrated... **more**

May 28, 2010, William worked with Mike at ServiceMaster Holdings (TruGreen, Terminix, ServiceMaster, Merry Maids)

Director of Marketing

Avis Budget Group



Mike Gavelek

Senior Marketing and Business Development Executive

Mike was the ideal person to promote into Budget's Director of Marketing role. His background in Internet Marketing, Product and Revenue Management helped him quickly deliver meaningful results. He effectively managed the marketing budget, selecting the highest ROI programs, eliminating others, and creating more effective strategies. Mike's efforts positioned his division... **more**

June 7, 2010, Mike managed Mike at Avis Budget Group

See More

Groups

Chief Marketing Offic...
247,591 members
+ Join

TED: Ideas Worth Sp...
688,250 members
+ Join

Edupreneurs Inc
1,947 members
+ Join

On Startups - The Co...
599,831 members
+ Join

ITA Members-Only G...
1,095 members
+ Join

Chief Information Off...
198,045 members
+ Join

Private Equity Invest...
142,815 members
+ Join

See 7 more